IDS Life Insurance Company
70100 AXP Financial Center
Minneapolis, MN 55474

Flexible Premium Survivorship
Variable Life Insurance Policy

ss.        Death benefit Payable at last surviving insured's death.
ss.        Flexible premiums payable as provided herein
ss.        Death Benefit Guarantees as described herein
ss.        This policy is nonparticipating.  Dividends are not payable.


Insureds:         (John Doe)              Policy Number: (9090-1234,567)
                  (Jane Doe)

Policy Date:      (January 15, 2001)      Initial Specified Amount:   $(100,000)



This is a life insurance policy. It is a legal contract between you, as the owner, and us, IDS Life Insurance Company, A Stock Company. PLEASE READ YOUR POLICY CAREFULLY.

In consideration of your application and payment of the initial premium, we issue this policy and we promise to pay the proceeds described in this policy to the beneficiary if we receive proof satisfactory to us that the last surviving insured died while this policy was in force (See "Death Benefits" on page 11.)

The owner and beneficiary are as named in the application unless they are changed as provided in this policy.

The amount and duration of the death benefit of this policy may increase or decrease as described herein depending on the investment experience of the subaccounts.

The policy value of this policy may increase or decrease daily depending on the investment experience of the subaccounts. There is no guaranteed minimum policy value.

Notice of your right to examine this policy for 20 days. If for any reason you are not satisfied with this policy, return it to us or our representative within 20 days after you receive it. We will then cancel this policy and refund all premiums which you have paid. This policy will then be considered void from its start.

Signed for and issued by IDS Life Insurance Company in Minneapolis, Minnesota, as of the policy date shown above.


President:


Secretary:

                           Guide to Policy Provisions



Policy Data                           Important policy information/Page 3

Definitions                           Important words and meanings/Page 4

Insurance Contract                    Entire contract; Incontestability;
                                      Suicide provision; Policy exchange;
                                      Misstatement of age or sex;
                                      Termination/Page 5

Owner and Beneficiary                 Owner's rights; Change of
ownership;
                                      Beneficiary designation; Change of
beneficiary;
                                      Assignment/Page 7

Premiums                              Payment of premiums; Allocation of
premiums;
                                      Grace period; Death benefit
guarantees;
                                      Reinstatement/Page 8

Death Benefit                         Death benefit options/Page 11
Policy Change                         Request to change benefits and
options/Page 12

Policy Values                         Policy value; Monthly deduction;
Cost of
                                      insurance; Continuation of insurance;
                                      Basis of policy values/Page 13

Policy Loans                          How to request a loan; Interest
rate;
                                      Loan repayment/Page 15

Policy Surrender                      Full and partial policy surrenders/Page 17

Subaccounts                           The subaccounts; Net investment
factor;
                                      Investments of the subaccounts;
Deductions;
                                      Change of investments;
Transfers/Page 18

Payment of Policy Proceeds            How the proceeds are paid; Payment
                                      options/Page 20

                                   Policy Data

--------------------------------------------------------------------------------

  Insureds                                Issue Age                             Risk Classifications

 (John Doe)                                  (35)                               (Male Standard Nonsmoker)
 (Jane Doe)                                  (35)                               (Female Standard Nonsmoker)

--------------------------------------------------------------------------------

Policy Number:             9090-1234,567                               Policy Date:              (January 15,
2001)

Type of Policy:            Flexible Premium                            Monthly Date:             (15)
                           Survivorship Variable Life
                           (Succession Select)                         Initial Specified Amount: $(100,000)

Minimum Specified          Policy Year 1: $(100,000):                  Initial Death
Amount Allowed:            years 2 - 5:   $ (80,000):                  Benefit Option:           Option (1)
                           years 6 - 10:  $ (60,000):
                           years 11-15:   $ (40,000);
                           thereafter:    $   1,000

--------------------------------------------------------------------------------
                                                Premium Information

Initial Premium:           $(2413.60)                                  Scheduled Premium:        $(2,413.60 per year
                                                                                                  payable annually)

Minimum Initial                                                        Death Benefit Guarantee
Premium:                   $(40.63 per month)                          to age 85 premium:        $(56.81 per month)

Minimum Initial                                                        Death Benefit Guarantee
Premium Period:            (5) years                                   to age 100 premium:       $(80.02
per month)

Coverage will expire when the policy values are insufficient to pay the charges assessed on a monthly anniversary. Because the policy values may be based on the investment results of the subaccounts, the payment of scheduled premiums or unscheduled premiums in any amount or frequency will not guarantee that the policy will remain in force unless the premiums needed to keep the Death Benefit Guarantee to age 85 or the Death Benefit Guarantee to age 100 in effect have been paid.
--------------------------------------------------------------------------------
                                           Interest and Loan Information

Guaranteed Interest                                                    Current Loan Interest Rate:
Rate:                      4% per year                                 Policy Years 1-10:          (6%) per year
                                                                       11+:                        (4%) per year
Guaranteed Interest
Rate Factor:               1.0032737                                   Guaranteed Loan
                                                                       Interest Rate:              6% per year

--------------------------------------------------------------------------------
                                                Fees and Deductions

Premium Expense Charge:                                                Partial Surrender Fee:    $25 or 2% of
   All policy years:       5% per year                                                           amount surrendered,
                                                                                                 whichever is less
Current Policy Fee:                                                    Current
   Years 1 - 10:           $(20.00) per month                          Administrative Charge:
   11+:                    $  (0.00) per month                          Years 1-10:              $(5.00) per month
                                                                         11+:
 $ (0.00) per month
Guaranteed Policy Fee:
   Years 1 -10:            $20.00 per month                            Guaranteed
   11+:                    $ 7.50 per month                             Administrative Charge:
                                                                         Years 1-10:             $ (7.00) per month
Current Mortality and                                                      11+:                  $ (2.00) per month
Expense Risk Charge:
    Years 1 - 10:          (0.9%) per year
    11+:                   (.45%) per year

Guaranteed Mortality and
Expense Risk Charge:
    All policy years:      0.9% per year

                                 Policy Credits

Policy Value Credit Requirements:

The policy value credit will be applied as long as the following requirements have been met:

1.       The policy has been in force for two years; and
2.       -      the sum of premiums paid; minus
-        partial surrenders; minus
-        outstanding indebtedness;
3.       equals or exceeds $500,000.


     Policy Value Credit Percentage:

     Current:         0.15% per year             Guaranteed:               0.00%

--------------------------------------------------------------------------------

                           Table of Surrender Charges

               Policy Year                Beginning of year                          End of year

                  1-5                          $(687.62)                              $(687.62)
                  6                             (687.62)                               (618.86)
                  7                             (618.86)                               (550.10)
                  8                             (550.10)                               (481.34)
                  9                             (481.34)                               (412.57)
                 10                             (412.57)                               (343.81)
                 11                             (343.81)                               (275.05)
                 12                             (275.05)                               (206.29)
                 13                             (206.29)                               (137.52)
                 14                             (137.52)                                (68.76)
                 15                              (68.76)                                  0.00

This table applies to the initial specified amount for the first 15 policy years. After year 5, surrender charges decrease monthly.


Investment Options                                                                           Initial Premium Allocations

         IDS Life Fixed Account                                                                   0.000%

Subaccounts Investing In:

         U        IDS Life Series Fund, Inc. - Equity Portfolio                                  100.000%
         V        IDS Life Series Fund, Inc. - Income Portfolio                                    0.000%
         W        IDS Life Series Fund, Inc. - Money Market Portfolio                              0.000%
         X        IDS Life Series Fund, Inc. - Managed Portfolio                                   0.000%
         Y        IDS Life Series Fund, Inc. - Government Securities Portfolio                     0.000%
         IL       IDS Life Series Fund, Inc. - International Equity Portfolio                      0.000%
         FEI      IDS Life Series Fund, Inc. - Equity Income Portfolio                             0.000%
         FBC      AXP VP Blue Chip Advantage Fund                                                  0.000%
         FBD      AXP VP Bond Fund                                                                 0.000%
         FCR      AXP VP Capital Resource Fund                                                     0.000%
         FCM      AXP VP Cash Management Fund                                                      0.000%
         FDE      AXP VP Diversified Equity Income Fund                                            0.000%
         FEM      AXP VP Emerging Markets Fund                                                     0.000%
         FEX      AXP VP Extra Income Fund                                                         0.000%
         FFI      AXP VP Federal Income Fund                                                       0.000%
         FGB      AXP VP Global Bond Fund                                                          0.000%
         FGR      AXP VP Growth Fund                                                               0.000%
         FIE      AXP VP International Fund                                                        0.000%
         FMF      AXP VP Managed Fund                                                              0.000%
         FND      AXP VP New Dimensions Fund                                                       0.000%
         FIV      AXP VP S&P 500 Index Fund                                                        0.000%
         FSM      AXP VP Small Cap Advantage Fund                                                  0.000%
         FSA      AXP VP Strategy Aggressive Fund                                                  0.000%
         FCA      AIM V.I. Capital Appreciation Fund                                               0.000%
         FCD      AIM V.I. Capital Development Fund                                                0.000%
         FGI      AIM V.I. Growth and Income Fund                                                  0.000%
         FIR      American Century VP International Fund                                           0.000%
         FVL      American Century VP Value Fund                                                   0.000%
         FSB      Calvert Variable Series Social Balanced Portfolio                                0.000%
         FGC      Fidelity VIP III Growth & Income Portfolio:  Service Class                       0.000%
         FMP      Fidelity VIP III Mid Cap Portfolio: Service Class                                0.000%
         FOS      Fidelity VIP Overseas Portfolio:  Service Class                                  0.000%
         FRE      FTVIPT Franklin Real Estate Fund Class 2                                         0.000%
         FSV      FTVIPT Franklin Value Securities Fund Class 2                                    0.000%
         FIF      FTVIPT Templeton International Securities Fund Class 2                           0.000%
         FIS      FTVIPT Templeton International Smaller Companies Fund Class 2                    0.000%
         FSE      Goldman Sachs VIT Core Small Cap Equity Fund                                     0.000%
         FUE      Goldman Sachs VIT Core US Equity Fund                                            0.000%
         FMC      Goldman Sachs VIT Mid Cap Value Fund                                             0.000%
         FAG      Janus Aspen Series Aggressive Growth - Service Shares                            0.000%
         FGT      Janus Aspen Series Global Technology - Service Shares                            0.000%
         FIG      Janus Aspen Series International Growth - Service Shares                         0.000%
         FIP      Lazard Retirement International Equity Portfolio                                 0.000%
         FGW      MFS VIT Investors Growth Stock Series - Service Class                            0.000%
         FDS      MFS VIT New Discovery Series - Service Class                                     0.000%
         FPH      Putnam VT High Yield Fund - Class IB Shares                                      0.000%
         FIN      Putnam VT International New Opportunities Fund - Class IB Shares                 0.000%
         FNO      Putnam VT New Opportunities Fund - Class IA Shares                               0.000%
         FVS      Putnam VT Vista Fund - Class IB Shares                                           0.000%
         FMI      Royce Micro-Cap Portfolio                                                        0.000%
         FVA      Third Avenue Value Portfolio                                                     0.000%
         FIC      Wanger International Small Cap                                                   0.000%
         FSP      Wanger U.S. Small Cap                                                            0.000%
         FEG      Warburg Pincus Trust Emerging Growth Portfolio                                   0.000%
         FSC      Warburg Pincus Trust Small Company Growth Portfolio                              0.000%

--------------------------------------------------------------------------------

                              CSO Mortality Tables

1980 Commissioner's Standard Ordinary Mortality Table; Smoker or Nonsmoker; Male or Female; Age Last Birthday

Ages 20 and Under
1980 Commissioner's Standard Ordinary Mortality Table; Male or Female; Age Last Birthday

          Guaranteed Maximum Annual Cost of Insurance Rates per $1,000

        Policy                       Annual                  Policy                       Annual
         Year                         Rate                    Year                         Rate

           1                       $0.00257                    36                       $12.05322
           2                        0.00826                    37                        14.24624
           3                        0.01515                    38                        16.93895
           4                        0.02371                    39                        20.19854
           5                        0.03343                    40                        24.08082

           6                        0.04591                    41                        28.57813
           7                        0.06071                    42                        33.70331
           8                        0.07797                    43                        39.42793
           9                        0.09839                    44                        45.83318
          10                        0.12244                    45                        53.09101

          11                        0.15139                    46                        61.43486
          12                        0.18454                    47                        71.10928
          13                        0.22300                    48                        82.35061
          14                        0.26851                    49                        95.24517
          15                        0.32223                    50                       109.65276

          16                        0.38666                    51                       125.44523
          17                        0.46522                    52                       142.48290
          18                        0.55724                    53                       160.62585
          19                        0.66972                    54                       179.87373
          20                        0.80268                    55                       200.33965

          21                        0.95860                    56                       222.26271
          22                        1.14068                    57                       246.15997
          23                        1.34662                    58                       273.03096
          24                        1.58306                    59                       305.14772
          25                        1.86193                    60                       347.85980

          26                        2.19547                    61                       404.11924
          27                        2.59978                    62                       489.55695
          28                        3.09726                    63                       634.61465
          29                        3.70868                    64                       878.14918
          30                        4.43962                    65                       999.99000

          35                        5.30348
          35                        6.30160
          35                        7.43464
          35                        8.73590
          35                        10.25311

                                          Schedule of Benefits and Riders


                                    Effective Date                     Expiration Date
Monthly  Cost of Insurance


Flexible Premium
Survivorship Variable Life          (January 15, 2001)                 See policy form                    See
policy form

Four Year Term                      (January 15, 2001)                 (January 15, 2005)                 See
rider form
Insurance Rider
Amount of
Insurance:  $(100,000)

Policy Split                        (January 15, 2001)                 (January 15, 2052)                 $(12.00)
Option Rider

Term Insurance                      (January 15, 2001)                 See rider form                     See
rider form
Rider
Face Amount of
Insurance:   $(100,000)

Survivor Term                       (January 15, 2001)                 (January 15, 2066)                 See
rider form
Insurance Rider
Amount of
Insurance:  $(100,000)


                       Policy Data Supplemental Page

                           Term Insurance Rider


       Policy Number:                                9090-(12345678)

       Insured:                                      (Jane J. Doe)

       Issue Age:                                    (35)

       Face Amount:                                  $(100,000)

       Minimum Face Amount:                          $(25,000)

       Effective Date:                               (January 15, 2001)

       Expiration Date:                              See rider form

       Monthly Cost of Insurance:                    See rider form

       Risk Classification:                          (Standard Non-Smoker)

                              Term Insurance Rider

                                 Male Rate Table
          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000
                 For Insured with a Standard Risk Classification

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
                                                                           Standard                                     Standard
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
Attained                                      Attained       Standard         Non-         Attained      Standard         Non-
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  Age          Standard                         Age           Smoker         Smoker           Age         Smoker         Smoker
  ---          --------                         ---           ------         ------           ---         ------         ------
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   0           $ 0.2175                         35         $  0.2250      $  0.1425          70         $  4.8525      $  3.0875
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   1            0.0850                          36           0.2425         0.1500           71           5.2850         3.4275
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   2            0.0825                          37           0.2625         0.1600           72           5.7775         3.8250
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   3            0.0800                          38           0.2875         0.1725           73           6.3250         4.2725
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   4            0.0775                          39           0.3125         0.1825           74           6.9300         4.7700
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   5            0.0725                          40           0.3450         0.1975           75           7.5800         5.3050
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   6            0.0675                          41           0.3775         0.2125           76           8.2500         5.8725
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   7            0.0650                          42           0.4150         0.2275           77           8.9250         6.4675
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   8            0.0625                          43           0.4550         0.2450           78           9.6150         7.0975
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
   9            0.0600                          44           0.5000         0.2650           79           10.3425        7.7825
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  10            0.0625                          45           0.5450         0.2875           80           11.1325        8.5450
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  11            0.0675                          46           0.5950         0.3100           81           12.0075        9.4075
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  12            0.0750                          47           0.6475         0.3350           82           12.9875        10.3900
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  13            0.0875                          48           0.7050         0.3625           83           14.0600        11.4925
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  14            0.1025                          49           0.7675         0.3925           84           15.1925        12.6975
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  15            0.1175                          50           0.8350         0.4275           85           16.3450        13.9800
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  16            0.1325                          51           0.9150         0.4675           86           17.4900        15.3250
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  17            0.1425                          52           1.0025         0.5125           87           18.6825        16.7175
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  18            0.1500                          53           1.0250         0.5650           88           19.9400        18.1500
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  19            0.1550                          54           1.2125         0.6225           89           21.2100        19.6475
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
                                                55           1.3300         0.6875           90           22.5100        21.2325
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
                                                56           1.4550         0.7575           91           23.8825        22.9475
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
                              Standard          57           1.5850         0.8325           92           25.5000        24.8700
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
Attained        Standard         Non-            58           1.7250         0.9150           93           27.6200        27.2000
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  Age           Smoker         Smoker           59           1.8725         1.0075           94           30.5957        30.4275
  ---           ------         ------
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  20           $ 0.1925        $0.1400          60           2.0400         1.1125           95           34.5957        34.5957
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  21            0.1925         0.1375           61           2.2275         1.2300           96           41.3950        41.3950
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  22            0.1900         0.1350           62           2.4375         1.3650           97           53.1975        53.1975
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  23            0.1850         0.1325           63           2.6750         1.5175           98           73.2725        73.2725
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  24            0.1800         0.1275           64           2.9375         1.6850           99           83.3325        83.3325
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  25            0.1750         0.1250           65           3.2125         1.8725
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  26            0.1725         0.1225           66           3.5050         2.0750
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  27            0.1700         0.1200           67           3.8050         2.2900
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  28            0.1700         0.1200           68           4.1225         2.5275
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  29            0.1725         0.1200           69           4.4700         2.7900
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  30            0.1775         0.1200
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  31            0.1825         0.1225
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  32            0.1900         0.1250
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  33            0.2000         0.1300
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------
  34            0.2125         0.1375
------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------- --------------

For insureds with a preferred risk classification, the above standard non-smoker guaranteed monthly cost of insurance rates will apply. For insureds with other than a preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor Shown under Policy Data.Page.

                                    Term Insurance Rider

                                      Female Rate Table
                Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000
                       For Insured with a Standard Risk Classification

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
                                                                               Standard                                     Standard
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
 Attained                                        Attained       Standard       Non-           Attained      Standard         Non-
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
    Age          Standard                            Age        Smoker         Smoker             Age         Smoker         Smoker
    ---          --------                            ---        ------         ------             ---         ------         ------
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       0           $ 0.1550                         35         $  0.1675      $  0.1250          70         $  2.4625      $  1.8725
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       1            0.0700                          36           0.1800         0.1325           71           2.7025         2.0775
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       2            0.0650                          37           0.1975         0.1425           72           2.9975         2.3275
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       3            0.0650                          38           0.2175         0.1550           73           3.3500         2.6275
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       4            0.0625                          39           0.2375         0.1650           74           3.7525         2.9750
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       5            0.0625                          40           0.2625         0.1800           75           4.1950         3.3625
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       6            0.0600                          41           0.2900         0.1950           76           4.6675         3.7875
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       7            0.0575                          42           0.3150         0.2100           77           5.1650         4.2425
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       8            0.0575                          43           0.3425         0.2250           78           5.6925         4.7375
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
       9            0.0575                          44           0.3700         0.2400           79           6.2700         5.2900
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      10            0.0550                          45           0.3975         0.2575           80           6.9225         5.9225
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      11            0.0575                          46           0.4275         0.2750           81           7.6675         6.6550
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      12            0.0600                          47           0.4575         0.2925           82           8.5225         7.5050
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      13            0.0625                          48           0.4900         0.3125           83           9.5175         8.4775
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      14            0.0675                          49           0.5250         0.3350           84           10.6125        9.5575
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      15            0.0725                          50           0.5650         0.3600           85           11.7875        10.7425
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      16            0.0750                          51           0.6050         0.3900           86           13.0400        12.0275
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      17            0.0800                          52           0.6525         0.4200           87           14.3600        13.4100
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      18            0.0825                          53           0.7050         0.4550           88           15.7550        14.9025
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      19            0.0850                          54           0.7575         0.4925           89           17.2300        16.5150
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
                                                    55           0.8125         0.5300           90           18.8925        18.2725
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
                                                    56           0.8650         0.5700           91           20.7175        20.2225
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
                                  Standard          57           0.9175         0.6075           92           22.7875        22.4525
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
   Attained        Standard         Non-            58           0.9675         0.6450           93           25.2800        25.1475
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      Age           Smoker         Smoker           59           1.0200         0.6875           94           28.7350        28.7350
      ---           ------         ------
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      20           $ 0.0975        $0.0825          60           1.0825         0.7375           95           33.5325        33.5325
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      21            0.0975         0.0850           61           1.1625         0.8000           96           40.6975        40.6975
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      22            0.1000         0.0850           62           1.2650         0.8775           97           52.8275        52.8275
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      23            0.1025         0.0875           63           1.3875         0.9725           98           73.1550        73.1550
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      24            0.1050         0.0900           64           1.5275         1.0800           99           83.3325        83.3325
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      25            0.1075         0.0900           65           1.6750         1.1950
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      26            0.1125         0.0925           66           1.8225         1.3150
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      27            0.1150         0.0950           67           1.9675         1.4375
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      28            0.1200         0.0975           68           2.1150         1.5650
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      29            0.1250         0.1000           69           2.2750         1.7075
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      30            0.1300         0.1025
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      31            0.1350         0.1075
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      32            0.1425         0.1100
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      33            0.1500         0.1150
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------
      34            0.1575         0.1200
---------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- ----------

For insureds with a preferred risk classification, the above standard non-smoker guaranteed monthly cost of insurance rates will apply. For insureds with other than a preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor Shown under Policy Data.

                                   Definitions



The following words are used often in this policy. When we use these words, this is what we mean:

accumulation unit
An accounting unit used to calculate the policy value of the subaccounts. It is a measure of the net investment results of each of the subaccounts.

attained insurance age
Each insured's insurance age plus the number of policy anniversaries since the policy date. Attained insurance age changes only on a policy anniversary.

cash surrender value
The policy proceeds if the policy is surrendered in full. It is the policy value minus indebtedness, minus surrender charges as shown under Policy Data.

death benefit guarantee to age 85 A guarantee that the policy will not lapse:

1. before the youngest insured's attained insurance age 85; or
2.    15 policy years, if later.

death benefit guarantee to age 85 premium
The premium required to keep the death benefit guarantee to age 85 in effect. The death benefit guarantee to age 85 premium is shown under Policy Data.

death benefit guarantee to age 100
A guarantee that the policy will not lapse before the youngest insured's attained insurance age 100.

death benefit guarantee to age 100 premium
The premium required to keep the death benefit guarantee to age 100 in effect. The death benefit guarantee to age 100 premium is shown under Policy Data.

fixed account
Our general investment account. It is made up of our assets other than those held in any separate account.

fixed account value
The portion of the policy value that is allocated to the fixed account, including indebtedness.

in force
The insureds' lives remain insured under the terms of this policy.

indebtedness
All existing loans on this policy plus policy loan interest that has been accrued or added to the policy loan.

insurance age
The issue age shown under Policy Data for each insured as determined by us from the birthdates stated in the application.

insureds
The persons whose lives are insured by this policy.

last surviving insured
The second to die of the insureds.

monthly date
The same day each month as the policy date. If there is no monthly date in a calendar month, the monthly date will be the first day of the next calendar month.

net premium
The portion of a premium paid that is credited to the policy as described in the Policy Values section. It is the premium paid minus the premium expense charge shown under Policy Data.

policy anniversary
The same day and month as the policy date each year that the policy remains in force.

policy date
The date from which policy anniversaries, policy years, and policy months are determined. Your policy date is shown under Policy Data.

policy value
The sum of the fixed account value and the variable account value.

proceeds
The amount payable by this policy as follows:

1. upon death of the last surviving insured prior to the youngest insured's attained insurance age 100, proceeds will be the death benefit under the option in effect as of the date of that insured's death, minus any indebtedness;
2. upon the death of the last surviving insured on or after the youngest insured's attained insurance age 100, proceeds will be the greater of the policy value minus indebtedness on the date of death of the last surviving insured; or, the policy value at the youngest insured's attained insurance age 100 minus any indebtedness on the date of death of the last surviving insured;
3. upon surrender of the policy, the proceeds will be the cash surrender value.

pro-rata basis
Allocation to the fixed account and each of the subaccounts
It is proportionate to the value (minus any indebtedness in the fixed account) that each bears to the policy value, minus indebtedness.

specified amount
An amount used to determine the death benefit and the proceeds payable upon death of the last surviving insured prior to the youngest insured's attained insurance age 100. The initial specified amount is shown under Policy Data.

subaccounts
The subaccounts named under Policy Data. Each is an investment division of the variable account and invests in a particular portfolio.

terminate
This policy is no longer in force. All insurance coverage under this policy has stopped.

valuation date
Each day on which the New York Stock Exchange is open for trading, or any other day on which there is a sufficient degree of trading in the investments of the subaccounts such that the current value might be materially affected.

valuation period
The interval of time commencing at the close of business on each valuation date and ending at the close of business on the next valuation date.

variable account value
The sum of the values of the subaccounts under this policy.

we, our, us
IDS Life Insurance Company.

written request
A request in writing signed by you.

youngest insured
The insured with the youngest issue age as shown under Policy Data.

you, your
The owner of the policy. The owner may be someone other than an insured. The owner is shown in the application unless the owner has been changed as provided in this policy.

                               Insurance Contract

Entire Contract
This policy and the copy of the application attached to it and any endorsements or riders added to the policy are the entire contract between you and us.

No one except one of our corporate officers (President, Vice President, Secretary, or Assistant Secretary) can change or waive any of our rights or requirements under this policy. That person must do so in writing. Non of our representatives or other persons have the authority to change or waive any of our rights or requirements under this policy.

In issuing this policy, we have relied upon the application. The statements contained in the application are considered, in the absence of fraud, representations and not warranties. No statement made in connection with the application will be used by us to void the policy or to deny a claim unless that statement is part of the application.

Incontestability
After this policy has been in force during both insured's lifetime for two years from the policy date, we cannot contest the policy except for nonpayment of premiums.

While this policy is contestable, we, on the basis of a misstatement or misrepresentation made in the application, may rescind or reform this policy and deny a claim.

Suicide Exclusion
If either of the insureds die by suicide while sane or insane within two years (one year in Colorado and North Dakota) from the policy date, the only amount payable by us will be the premium paid, minus any indebtedness and partial surrenders. The policy will terminate as of the date of the first death by suicide. We will pay any amount payable to you, if living, otherwise to your estate.

Policy Exchange
Once during the first two policy years, you have the right to exchange this policy for a flexible premium life insurance policy that provides for benefits that do not vary with the investment return of the subaccounts. This is done by transferring, without charge, the entire policy value to the fixed account.

Voting Rights
All policy owners with variable account values will have voting rights. So long as the federal law requires, you may have the right to vote at the meetings of the Variable Policy Owners. If you have voting rights, we will send you a notice of the time and place of any such meetings. The notice will also explain matters to be voted upon and how many votes you will have.

State Laws
This policy is governed by the law of the state in which it is delivered. The values and benefits of this policy are at least equal to those required by such state.

Misstatement of Age or Sex
If an insured's age or sex has been misstated, the proceeds payable upon the last surviving insured's death will be:

1.   the policy value on the date of death; plus

2. the amount of insurance that would have been purchased by the cost of insurance deducted for the policy month during which the last surviving insured's death occurred, if that cost had been calculated using the cost of insurance rates for the correct age and sex; minus

3.   any indebtedness on the date of  death.

Policy Termination
This policy will terminate on the earliest of the following:

1.   the date you requested that coverage end; or

2.   the date you surrender the policy in full; or

3.   the end of the grace period; or

4.   the date of death of the last surviving insured.

Policy Tax Treatment
This policy is intended to qualify for treatment as a life insurance policy under Sections 72, 101,and 7702 of the Internal Revenue Code as they now exist or may later be amended.

We reserve the right to endorse this policy to comply with:

1.   future changes in the Internal Revenue Code;

2.   any regulation or rulings issued under the Code; and

3.   any other requirements imposed by the Internal Revenue Service;

with respect to remaining qualified for treatment as a life insurance policy under these Code Sections.

We will provide the owner with a copy of any such endorsement.

                              Owner and Beneficiary


Owner Rights
As owner, you are entitled to exercise all the rights and privileges of this policy while either or both of the insureds are living

Successor Owner
A successor owner becomes the new owner of this policy if you die during the lifetime of either insured. If no successor owner is living at the time of your death, ownership will pass to your estate. The successor owner, if any, is provided at the time of the application unless changed as provided below.

Change of Ownership
You can change the ownership or successor ownership of this policy by written request on a form approved by us. The change must be made while an insured is living. Once the change is recorded by us, it will take effect as of the date of your request, subject to any action taken or payment made by us before the recording.

Payment of Proceeds
We will pay the proceeds to the beneficiary or beneficiaries whom you have named in the application unless you have since changed the beneficiary as provided below. If the beneficiary has been changed, we will pay the proceeds in accordance with your last change of beneficiary request.

Change of Beneficiary
By making a satisfactory written request to us, you may change the beneficiary anytime while an insured is living. Once we record the change, it will take effect as of the date of your request, subject to any action taken or payment made by us before the recording.

Payment of Proceeds if No Surviving Beneficiary
Only those beneficiaries who are living at the last surviving insured's death may share in the proceeds. If no beneficiary survives the last surviving insured, we will pay the proceeds to you, if living; otherwise to your estate.

Collateral Assignment
While an insured is living, you can assign this policy or any interest in it. Your interest and the interest of any beneficiary are subject to the interest of the assignee. An assignment is not a change of ownership and an assignee is not an owner as these terms are used in this policy. We will pay any policy proceeds payable to the assignee in a single sum.

You must give us a copy of the assignment. Any assignment is subject to any action taken or payment made by us before the assignment was recorded at our home office. We are not responsible for the validity of any assignment.

                                    Premiums


Premium Payments

Three types of premium payments apply to this policy. We call these:

1.   the initial premium;

2.   scheduled premiums; and

3.   unscheduled premiums.

Initial Premium
The initial premium is the premium due on the policy date of this policy.

Scheduled Premiums

The scheduled premium is the premium shown under Policy Data. It is payable at the stated interval that you selected in the application. However, no scheduled premium may be paid on or after the youngest insured's attained insurance age 100.

The scheduled premium will serve only as an indication of your intent as to the frequency and the amount of future premium payments. You may change the amount or interval at any time by written request. You may also skip scheduled premium payments. Any change in amount may be subject to applicable tax laws and regulations.

Scheduled premiums may be paid annually, semi-annually, or quarterly. Payment at any other interval must be approved by us. Scheduled premium payments must be at least $50. We reserve the right to limit the amount of any increase in scheduled premiums.

Unscheduled Premium Payments

You can make additional premium payments of at least $50 at any time prior to the youngest insured's attained insurance age 100. We reserve the right to limit the number and the amount of these unscheduled payments. This includes our right to refuse such premiums if there is indebtedness on this policy.

Premiums Payable

Premiums must be paid or mailed to us at our home office or to an authorized agent. We will give you a receipt if you request one. A check or draft given for all or part of the premium, unless paid upon its presentation to the bank or person drawn on, will not be considered payment.

Allocation of Premium Payments

Premium payments applied to the fixed account and the subaccounts will be allocated as specified in your application for this policy. You may choose any whole percentage for each account from 0% to 100%. By written request, you may change this allocation. The change will be effective for all premiums received after our receipt of the change. Premiums received before the policy date will be allocated initially to the fixed account. On the policy date, the policy value in the fixed account will be transferred to the subaccounts or remain in the fixed account in accordance with your premium allocation percentages.

Premium Payment Restrictions

We reserve the right to refuse premiums and to return premiums with interest if such premiums would disqualify our policy from:

1. treatment as a life insurance policy under Code Sections 72, 101, 7702, and 7702A; or

2.   favorable tax treatment under Code Sections 72 and 101

Grace Period

If, on a monthly date, the cash surrender value is less than the monthly deduction for the policy month following such monthly date, a grace period of 61 days will begin.

The grace period will give you time to pay a premium sufficient to continue your coverage. We will mail, to your last known address, a notice as to the premium needed so that the next three monthly deductions can be made.

If the premium is not paid within the grace period, all coverage under this policy will terminate without value at the end of the 61-day grace period.

If the last surviving insured's death occurs during the grace period and benefits become payable under the policy, any overdue monthly deductions will be deducted from the proceeds.

If a death benefit guarantee is in effect as described in the provisions below, the policy will not enter the grace period. In addition, to allow you the opportunity to increase your policy value gradually so that the cash surrender value is sufficient to pay the monthly deduction, you may choose to pay only the minimum initial premium during the minimum initial premium period as long as the policy value minus indebtedness equals or exceeds the monthly deduction. The policy will not enter the grace period during the minimum initial premium period as shown as shown under Policy Data, if:

1. on a monthly date, the policy value minus indebtedness equals or exceeds the monthly deduction for the policy month following such monthly date; and

2. the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness equals or exceeds the minimum initial premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

Death Benefit Guarantees

The death benefit guarantees described below will protect the policy from lapsing even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date. Sufficient premiums as described in the provision must be paid to keep the death benefit guarantees in effect.

Death benefit guarantee to age 85

Until the youngest insured's attained insurance age 85, or 15 years from the policy date, whichever is later, this policy will not terminate even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date if the death benefit guarantee to age 85 is in effect.

The death benefit guarantee to age 85 will remain in effect if, on each monthly date, (a) equals or exceeds (b) where:

(a) is the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness; and

(b) is the death benefit guarantee to age 85 premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

Premiums may be paid on other than a monthly basis as long as the sum of premiums paid is at least equal to the total required death benefit guarantee to age 85 premiums at all times.

If on a monthly date, sufficient premiums have not been paid to maintain the death benefit guarantee to age 85, an additional period of 61 days will be allowed for the payment of a premium sufficient to keep the death benefit guarantee to age 85 in effect. If the premium is not paid within this period, the death benefit guarantee to age 85 provision will not longer be in effect, and cannot be reinstated. Your policy will also lapse, as described in the "Grace Period" provision, if the cash surrender value is insufficient to pay the monthly deduction on a monthly date.

The death benefit guarantee to age 85 premium will change if: 1) the specified amount is decreased; 2) the death benefit option is changed; or 3) riders are changed or terminated. The new death benefit guarantee to age 85 premium will apply from the date of the change.

Death benefit guarantee to age 100

Until the youngest insured's attained insurance age 100, this policy will not terminate even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date if the death benefit guarantee to age 100 is in effect.

The death benefit guarantee to age 100 will remain in effect if, on each monthly date, (a) equals or exceeds (b) where:

(a) is the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness; and

(b) is the death benefit guarantee to age 100 premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

Premiums may be paid on other than a monthly basis as long as the sum of premiums paid is at least equal to the total required death benefit guarantee to age 100 premiums at all times. If on a monthly date, sufficient premiums have not been paid to maintain the death benefit guarantee to age 100, an additional period of 61 days will be allowed for the payment of a premium sufficient to keep the death benefit guarantee to age 100 in effect. If the premium is not paid within this period, the death benefit guarantee to age 100 provision will no longer be in effect, and cannot be reinstated. Your policy will also lapse if, as described in the "Grace Period" provision, the death benefit guarantee to age 85 is not in effect and the cash surrender value is insufficient to pay the monthly deduction on a monthly date.

The death benefit guarantee to age 100 premium will change if: 1) the specified amount is decreased; 2) the death benefit option is changed; or 3) riders are changed or terminated. The new death benefit guarantee to age 100 premium will apply from the date of the change.

Reinstatement

This policy may be reinstated within 5 years after the end of the end of the grace period, unless it was surrendered for cash. To do this, we will require all of the following:

1.   your written request to reinstate the policy;

2. evidence that both insured remain insurable, or evidence for the last surviving insured and due proof that the first death occurred before the date of lapse;

3. payment of a premium that will keep the policy in force for at least 3 months;

4. payment of the monthly deductions that were not collected during the grace period; and

5.   payment or reinstatement of any indebtedness.

The policy value and cash surrender value on the date of reinstatement will be equal to:

1.   the policy value and cash surrender value on the date of lapse; plus

2. the payment of a premium that will keep the policy in force for at least 3 months; plus

3. payment of the monthly deductions that were not collected during the 61-day grace period.

The required  premium to reinstate  the policy is an amount equal to (a) + (b) +
(c) - (d), where:

(a)  is the surrender charge which will be reinstated; and

(b) is an amount equal to the monthly deductions not taken during the grace period; and

(c) is an amount equal to the next 3 monthly deductions that will be taken after reinstatement; and

(d)  is the policy value which will be reinstated.

Surrender charges on the date of reinstatement equal the surrender charges on the date of lapse.

The effective date of a reinstated policy will be the monthly date on or next following the date on which we approve the application for reinstatement.

The suicide (except in Georgia and Utah) and incontestability periods will apply from the effective date of reinstatement. We will have two years from the effective date of reinstatement to contest the truth of statements or representations in the reinstatement application.

                                 Death Benefits


Death Prior to the Youngest Insured's Attained Age 100

The proceeds payable upon the death of the last surviving insured will be the death benefit in effect on the date of that insured's death, minus any indebtedness. The death benefit will be calculated based on the death benefit option and specified amount in effect as of the last surviving insured's death. One of two options will apply:
Option 1 or 2. Both options are described below.

Option 1

The death benefit under this option will be the greater of:

1.   the specified amount; or

2. the percentage of policy value from the table below on the date of the last surviving insured's death if death occurs on a valuation date, or on the next valuation date following the date of death.

The initial specified amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section. A partial surrender will reduce the specified amount.

Option 2

The death benefit under this option will be the greater of:

1.   the policy value of this policy, plus the specified amount; or

2. the percentage of policy value from the table below on the date of the last surviving insured's death if death occurs on a valuation date, or on the next valuation date following the date of death.

The initial specified amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section.

The youngest insured's attained insurance age in the table below refers to the youngest life insured or the age such person would have reached.

       Youngest                                    Youngest                         Youngest
       Insured's          Applicable               Insured's         Applicable     Insured's           Applicable
        Attained         Percentage                Attained          Percentage     Attained            Percentage
         Age               Value                    Age               Value           Age                 Value

         40 or less        250%                      53                164%            67                  118%
         41                243                       54                157             68                  117
         42                236                       55                150             69                  116
         43                229                       56                146             70                  115
         44                222                       57                142             71                  113
         45                215                       58                138             72                  111
         46                209                       59                134             73                  109
         47                203                       60                130             74                  107
         48                197                       61                128             75-90               105
         49                191                       62                126             91                  104
         50                185                       63                124             92                  103
         51                178                       64                122             93                  102
         52                171                       65                120             94                  101
                                                     66                119             95-100              100

The percentage is designed to ensure that the policy meets the provisions of the Federal tax law which require a minimum death benefit in relation to policy value for the policy to qualify as life insurance.

Death Upon or After Youngest Insured's Attained Age 100

The proceeds payable upon the death of the last surviving insured will be the greater of:

1. the policy value minus any indebtedness on the date of death of the last surviving insured; or

2. the policy value at the youngest insured's attained insurance age 100 minus any indebtedness on the date of death of the last surviving insured.

                                  Policy Change


Request to Change Benefits

While this policy is in force, you may request to decrease the specified amount. You may also change the death benefit option from 1 to 2 or from 2 to 1. All changes may be made only prior to the youngest insured's attained insurance age 100 and will be subject to the rules below.

Decreases of the Specified Amount

You may decrease the specified amount once per policy year by written request. Such request may only be made after the first policy year. The rules are as follows:

1. The specified amount that remains in force after a requested decrease may not be less than the minimum specified amount shown under Policy Data.
2. We reserve the right to decline to make any specified amount decrease that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

Change of Death Benefit Option

You may change the death benefit option once per policy year by written request. The change in option will be effective on the monthly date on or next following the date we approve your request.

If the death benefit is Option 2, it may be changed to Option 1. The new specified amount will be the Option 2 death benefit as of the effective date of the change.

If the death benefit is Option 1, it may be changed to Option 2. The new specified amount will be the Option 1 death benefit, minus the policy value as of the effective date of the change.

The death benefit after a change may not be less than the minimum specified amount shown under Policy Data.

We reserve the right to decline to make any death benefit option change that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

                                  Policy Values


Policy Value

On a given date, the policy value is equal to the fixed account value plus variable account value.

Fixed Account Value

On the policy date, the fixed account value equals: 1) the portion of the initial net premium allocated to the fixed account, plus any interest credited on such portion before the policy date; minus 2) the portion of the monthly deduction allocated to the fixed account for the first policy month.

On any subsequent date, the fixed account value will be calculated as:

 a + b + c + d - e - f - g

where:

(a) is the fixed account value on the preceding monthly date plus interest thereon from the preceding monthly date to the date of calculation;

(b) is the portion of the net premiums allocated to the fixed account and received since the preceding monthly date, plus interest on such portions from the date such net premiums were received to the date of calculation;

(c) is the amount of any transfers from the subaccounts, including loan transfers, to the fixed account since the preceding monthly date, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation;

(d)  is any applicable policy value credit;

(e) is the amount of any transfers from the fixed account, including loan repayment transfers, to the subaccounts since the preceding monthly date, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation;

(f) is the amount of any partial surrenders and partial surrender fees allocated to the fixed account since the preceding monthly date, plus interest on such surrendered amounts from the effective date of such partial surrenders to the date if calculation; and

(g) if the date of the calculation is a monthly date, the portion of the monthly deduction allocated to the fixed account for the policy month following the monthly date.

Variable Account Value

The variable account value is the sum of the values of the subaccounts under this policy as shown under Policy Data.

On the policy date, the value of each subaccount equals: 1) the portion of the initial net premium allocated to the subaccount, plus any interest credited on such portion before the policy date; minus 2) the portion of the monthly deduction allocated to the subaccount for the first policy month.

On any subsequent date, the value of each subaccount will be calculated as described below if that subsequent date is a valuation date. If that subsequent date is not a valuation date, the value of each subaccount will be calculated on the next valuation date.

On any valuation date, the value of each subaccount will be calculated as:

                    a + b + c + d - e - f - g
\where:

(a) is the value of the subaccount on the preceding valuation date, multiplied by the net investment factor for the current valuation period;

(b) is the net premiums received and allocated to the subaccount during the current valuation period;

(c) is the amount of any transfers from other subaccounts or the fixed account, including loan repayment transfers, to the subaccount during the current valuation period;

(d)  is any applicable policy value credit;

(e) is the amount of any transfers to the subaccounts or the fixed account during the current valuation period;

(f) is the amount of partial surrender and partial surrender fee allocated to the subaccount during the current valuation period; and

(g) is the portion of any monthly deduction during the current valuation period allocated to the subaccount for the policy month following the monthly date.

Monthly Deductions

A deduction will be made each monthly date prior to the youngest insured's attained insurance age 100 for the cost of insurance, policy fee, monthly administrative charge, and the cost of any riders for the policy month following such monthly date. The monthly deduction for a policy month will be calculated as:

(a)  +  (b)  +  (c) + (d)

where:

(a)  is the cost of insurance for the policy month;

(b) is the policy fee shown under Policy Data. We reserve the right to change the policy fee, but it will never exceed the guaranteed policy fee as shown under Policy Data;

(c)  is the cost of any policy riders for the policy month; and

(d) is the monthly administrative charge shown under Policy Data. We reserve the right too change the monthly administrative charge, but it will never exceed the guaranteed monthly administrative charge shown under Policy Data.

The monthly deduction will be taken from the fixed account and the subaccounts according to the monthly deduction allocation percentages specified in your application for this policy. You can choose any whole percentage for each account from 0% to 100%. By written request, you may change the percentages. Any change will be effective for monthly deductions taken thereafter.

The monthly deduction will be taken from the fixed account and the subaccounts on a pro-rata basis if: 1) the value in the fixed account or in any subaccount is insufficient to pay the portion of the monthly deduction so allocated; or 2) you do not specify the account or subaccounts from which the monthly deduction is to be taken.

Cost of Insurance Calculation

The cost of insurance for a policy month is calculated as:

                         {a  x (b  - c)}
                         ---------------
                              1000
where:

(a)  is the cost of insurance rate described below;

(b) is the death benefit on the monthly date divided by the guaranteed interest rate factor shown under Policy Data; and
(c) is the policy value at the beginning of the policy month. At this point, the policy value has been reduced by the monthly deduction except for the part of the monthly deduction that pays for the cost of insurance.

If the policy value is included in the specified amount and there have been changes in the specified amount, the policy value is considered a pro-rata part of each specified amount.

Cost of Insurance Rate

The cost of insurance rate used to determine the monthly deduction is the annual cost of insurance rate divided by 12. Cost of insurance rates are based on each insured's sex, insurance age, risk classification and number of years the policy has been in force.

We may change the cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as each of the insureds. We will determine cost of insurance rates based on our expectations as to future mortality experience. The cost of insurance rates will not exceed the Guaranteed Maximum Annual Cost of Insurance Rates shown under Policy Data and are based on the CSO Mortality Tables as shown under Policy Data.

Interest Rate Used to Determine Fixed Account Value

The guaranteed interest rate applied in the calculation of the fixed account value is the guaranteed interest rate shown under Policy Data. Interest in excess of the guaranteed interest rate may be applied in the calculation of the fixed account value at rates determined by us at our discretion. These rates will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing our insurance policies, the rates currently in effect for our new and existing insurance policies, product design, competition, and our revenues and expenses.

Interest in excess of the guaranteed interest rate shown under Policy Data will not be applied to the portion of the policy value that equals any indebtedness due to us.

Policy Value Continuing Insurance

Insurance coverage under this policy and any benefits provided by riders will be continued until the cash surrender value is insufficient to pay the monthly deduction. See the "Grace Period" provision and "Death Benefit Guarantees" provisions.

Basis for Policy Values

Values and reserves are equal to or greater than those required by law. Where required, a detailed statement of the method of computation of values and reserves has been filed with the insurance department of the state where this policy was delivered.

Policy Value Credits

We will periodically apply a policy value credit to you policy value should you meet certain requirements. The policy value credit requirements are shown under Policy Data.

On an annual basis, the policy value credit is an amount determined by multiplying (a) times (b) where:

(a) is the policy value credit percentage, as shown under Policy Data, at the time the calculation was made;

                                       and

(b) is the policy value less indebtedness at the time the calculation was made. We reserve the right to calculate and apply the policy value credit on a quarterly or monthly basis.

The policy value credit amount shall be applied to the policy value in accordance with the allocation of premium payments.

We reserve the right to change the policy value credit percentage, but it will never be less than the guaranteed policy value credit percentage as shown under Policy Data.

Information About Values of Policy

At least once a year, we will send you a report that shows

1.   the current policy value;

2.   premiums paid since the last report;

3.   all charges since the last report;

4.   all policy value credits since the last report;

5.   indebtedness on this policy;

6.   the current cash surrender value;

7.   the current death benefit;

8.   partial surrenders since the last report.

At any time, upon written request by you, we will provide a projection of future death benefits and policy values. The projection will be based on (1) assumptions as to specified amount(s), type of coverage option and future premium payments as may be specified by you, and (2) such other assumptions as are necessary and specified by us and/or you.

                                  Policy Loans

How to Borrow Money on This Policy

By written request or other requests acceptable to us, you may obtain a loan from us whenever this policy has a loan value. The loan value of this policy is the only security required for your loan. A loan must be for at least $500. We will pay interest on the policy value loaned at the guaranteed interest rate shown under Policy Data.

If you do not specify the accounts from which the loan is to be made, the loan will be made from the fixed account and the subaccounts on a pro-rata basis.

The amount of any loan and any loan interest from the subaccounts will be transferred from the subaccounts to the fixed account.

Delaying in Payment of a Loan

We normally pay the portion of any loan from the subaccounts within 7 days after we receive your written request in our home office. We have the right, however, to suspend or delay the date of any loan from the subaccounts for any period:

1.   when the New York Stock Exchange is closed;
2.   when trading on the New York Stock Exchange is restricted; or
3.   when an emergency exists, and as a result:

(a)  disposal  of  securities   held  in  the   subaccounts  is  not  reasonably
     practicable; or
(b) it is not reasonably practicable to fairly determine the value of the assets of the subaccounts; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

For any loans from the fixed account, we have the right to postpone the loan for up to 6 months unless the loan is used to pay premiums on any policies you have with us.

Policy Loan Interest Rate

The current interest rate for policy loans is shown under Policy Data. We reserve the right to increase this interest rate charge, but it will never exceed the guaranteed loan interest rate shown under Policy Data.

Interest is charged daily and payable at the end of the policy year. If interest is not paid when it is due, it will be added to your indebtedness and charged the same interest as your loan. The additional interest will be taken from the fixed account and the subaccounts with value on a pro-rata basis.

Maximum Loan Value

You can borrow an amount up to 90% of the policy value minus surrender charges. We calculate the policy value as of the date of loan. We reserve the right to include monthly deductions and interest to pay for the loan until the next policy anniversary in determining the maximum loan value.

Repayment of Your Loan

Your loan can be repaid in full or in part at any time before the last surviving insured's death and while this policy is in force. A loan that exists at the end of the grace period may not be repaid unless the policy is reinstated.

Repayments should be clearly marked as "loan repayments"; otherwise, they will be credited as premiums. They must be in amounts of at least $50. They will be allocated to the fixed account and the subaccounts according to the premium allocation percentages in effect unless you tell us otherwise.

Failure to Repay a Loan

Failure to repay a loan or to pay loan interest will not terminate this policy unless the cash surrender value is insufficient to pay the monthly deduction, as provided in the Grace Period provision. This would happen if indebtedness exceeded the policy value, minus surrender charges. Failure to repay a loan or to pay loan interest will reduce the proceeds payable upon the death of the last surviving insured and, the cash surrender value.

                                Policy Surrender

Surrender Policy

You may surrender this policy for its cash surrender value at any time. Your request must be in writing. Upon surrender for the cash surrender value, this policy will terminate.

The cash surrender value of this policy is:
1.   the policy value at the time of surrender; minus
2.   any indebtedness on this policy; minus
3.   any applicable surrender charges as shown under Policy Data.

Partial Surrender

By written request or other requests acceptable to us, you may partially surrender this policy for an amount less than the cash surrender value. Partial surrenders are subject to the rules below and payment of the partial surrender fee shown under Policy Data. We reserve the right to limit the frequency of partial surrenders you may request.

If Death Benefit Option 1 is in effect, booth the specified amount and the policy value will be reduced by the amount of the partial surrender and the partial surrender fee. If Death Benefit Option 2 is in effect, the policy value will be reduced by the amount of the partial surrender and the partial surrender fee.

Rules For a Partial Surrender

The following rules will apply to any partial surrender:

1.       partial surrenders may not be made in the first policy year;
2.       the minimum amount that may be surrendered is $500;
3. the partial surrender amount cannot exceed 90% of the full cash surrender value;
4. the death benefit that remains in force may not be less than the minimum specified amount shown under Policy Data;
5. the surrender amount and partial surrender fee will be deducted from the policy value at the time of each partial surrender; and
6. we reserve the right to decline a request for a partial surrender that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

If you do not specify the accounts from which the surrender is to be made, the surrender will be made from the fixed account and the sub-accounts on a pro-rata basis.

Delaying or Suspending Payment of a Surrender

We will normally pay the portion of any surrendered amount from the subaccounts within 7 days after we receive your written request in our home office. We have the right, however, to suspend or delay the date of any surrender payment from the subaccounts for any period:

1.   when the New York Stock Exchange is closed; or
2.   when trading on the New York Stock Exchange is restricted; or
3.   when an emergency exists, and as a result:

(a)  disposal  of  securities   held  in  the   subaccounts  is  not  reasonably
     practicable; or
(b) it is not reasonably practicable to fairly determine the value of the assets of the subaccounts; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in items 2 and 3 exist.

For any surrender request from the fixed account, we have the right to postpone the payment for up to 6 months. If we postpone payment more than 30 days, we will also pay you interest. The interest will be paid at the rate of 3% per year based on the amount surrendered for the period of postponement.

                                   Subaccounts


Subaccounts

The subaccounts are separate investment accounts of ours. They are names under Policy Data. We have allocated a part of our assets for this and certain other policies to the subaccounts. Such assets remain our property. They cannot be charged, however, with liabilities from any other business in which we may take part.

Investments

Net premiums and transfers will be allocated as you specify. Each subaccount will but the investment shown for that subaccount under Policy Data or as later added or changed.

Subaccount Values

The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate number of accumulation unit values.

Subaccount Accumulation Units

The number of accumulation units for each of the subaccounts is found by dividing: (1) the amount allocated to the subaccount; by (2) the subaccount's accumulation unit value for the valuation period in which we received the premium payment transfer request, or partial surrender request.

Subaccount Accumulation Unit Values

The value of an accumulation unit for each of the subaccounts was arbitrarily at $1 when the first investments were bought. The value for any later valuation period is found as follows:

The accumulation unit value for a subaccount for the last prior valuation period is multiplied by such subaccount's net investment factor for the following valuation period. The result is the accumulation unit value. The value of an accumulation may increase or decrease from one valuation period to the next.

Determination of Net Investment Factor

The net investment factor is an index applied to measure the investment performance of a subaccount from one valuation period to the next. The net investment factor may be greater or less than one; therefore, the value of an accumulation unit may increase or decrease.

To find the investment factor of any such subaccount for any valuation period, we divide (1) by (2) and subtract (3) from the result, where:

(1)  is the net result of:

a) the net asset value per share of the portfolio in which the subaccount invests determined at the end of the current valuation period; plus

b) the per share amount of any dividend or capital gain distribution made by the investment held in the subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

c) a per share charge or credit for any taxes reserved for the current valuation period that we determined to have resulted from the investment operations of the subaccount;

(2)  is the net result of:

a) the net asset value per share of the portfolio in which the subaccount invests determined at the end of the last prior valuation period; plus or minus

b) the per share charge or credit for any taxes reserved for the last prior valuation period; and

(3)  is a factor representing the Mortality and Expense Risk Charge.

Deductions from the Subaccounts

The mortality and expense risk charge compensates us for assuming the mortality and expense risks under this policy. The deduction will be (1) made from each subaccount; and (2) computed on a daily basis.

The mortality and expense risk charge is shown under Policy Data. We reserve the right to change the mortality and expense risk charge, but it will never exceed the guaranteed mortality and expense risk charge as shown under Policy Data.

Subaccount Investment Changes

This would happen if laws or regulations changed, the investments became unavailable, or, in our judgement the investment were no longer suitable for the subaccounts. If any of these situations occurred, we would have the right to substitute investments other than those shown under Policy Data. Where required, we would first seek the approval of the Securities and Exchange Commission and the insurance regulator of the states where this policy is delivered.

Subaccount Transfers Between the Fixed Account

By written request or other requests acceptable to us, you may transfer all or part of the value of a subaccount to one or more of the other subaccounts or to the fixed account. The amount transferred, however, must be at least: 1) $250; or 2) the total value in the subaccount, if less. We reserve the right to charge a fee, not to exceed $25, for each transfer of more than 5 per policy year. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission.

You may also transfer from the fixed account to the subaccounts once a year, but only on the policy anniversary or within 30 days after such policy anniversary. If you make this transfer, you cannot transfer from the subaccounts back into the fixed account until the next policy anniversary. If we receive your written request within 30 days before the policy anniversary date, the transfer from the fixed account to the subaccounts will be effective on the anniversary date. If we receive your written request within 30 days after the policy anniversary date, the transfer from the fixed account to the subaccounts will be effective on the date we receive the request. The minimum transfer amount is $250 or the fixed account value minus indebtedness, if less. The maximum transfer amount is the fixed account value, minus indebtedness. We may suspend or modify this transfer privilege at any time.

                           Payment of Policy Proceeds


How the Proceeds are Paid

We will pay the proceeds in a single sum unless a payment option has been selected. The date on which the proceeds are paid in a lump sum or first placed under a payment option is the settlement date. All proceeds are payable at our home office. We will pay interest at a rate not less than 4% (8% in Arkansas) per year on single sum death proceeds from the date of the last surviving insured's death to the settlement date.

Payment Options Other than Single Sum

During an insured's lifetime, you may request in writing that we pay the proceeds under one or more of the payment options shown below, or that we change a prior election. You may elect other payment options not shown if we agree. Unless we agree otherwise, however, a payment option may be selected only if the payments are to be made to a natural person in that person's own right. Also, the amount of proceeds placed under a payment option must be at least $5,000.

Option A - Interest Payments

We will pay interest on proceeds placed under this option at the rate of 3% per year compounded annually. We will make regular interest payments at intervals and for a period that is agreeable to both you and us. At the end of any payment interval, a withdrawal of proceeds may be made in the amount of at least $100. At any time, all of the proceeds that remain may be withdrawn or placed under a different payment option approved by us.

Option B - Payment for a Specified Period

We will make monthly payments for a specified number of years. The amount of each monthly payment for each $1,000 placed under this option is shown in the table below. Monthly payments amounts for years not shown will be furnished upon request.

                                 Option B Table


          Number                                           Monthly
         of Years                                       Payments/$1000

           10                                                9.61
           15                                                6.87
           20                                                5.51
           25                                                4.71
           30                                                4.18


Option C - Lifetime Income

We will make monthly payments for the life of the person (the payee) who is to receive the income. Payment will be guaranteed for either 10, 15, or 20 years. The amount of each monthly payment for each $1,000 placed under this option will be based on our Table of Settlement Rates in effect at the time of the first payment. The amounts will not be less than those shown in the Option C table for the sex and age of the payee on the due date of the first payment.

Monthly income amounts for any age not shown in the Option C table will be furnished upon request.


                                                  Option C Table
                                                M = Male F = Female

-------------------------------------------------------------------------------------------------------------------

                                            Life Income per $1,000 with
                                              Payments Guaranteed for

       Age Payee        Settlement             5 Years                   10 Years                 15 Years
       ---------     Beginning in Year         -------                   --------                 --------
                     -----------------       M        F                 M        F                M        F


         65                2005             5.28     4.68              5.16     4.63             4.96     4.54
                           2010             5.19     4.61              5.08     4.57             4.90     4.49
                           2015             5.11     4.55              5.01     4.51             4.84     4.43
                           2020             5.03     4.49              4.94     4.45             4.78     4.39
                           2025             4.95     4.43              4.87     4.40             4.73     4.34
                           2030             4.88     4.38              4.81     4.35             4.68     4.30

         70                2005             6.15     5.37              5.88     5.26             5.49     5.07
                           2010             6.03     5.28              5.79     5.18             5.42     5.00
                           2015             5.92     5.19              5.70     5.10             5.36     4.94
                           2020             5.81     5.10              5.61     5.03             5.30     4.88
                           2025             5.71     5.03              5.53     4.96             5.24     4.83
                           2030             5.61     4.95              5.45     4.89             5.18     4.77

         75                2005             7.30     6.36              6.74     6.09             6.01     5.67
                           2010             7.14     6.23              6.63     5.99             5.95     5.60
                           2015             6.99     6.10              6.52     5.89             5.90     5.54
                           2020             6.84     5.99              6.42     5.79             5.84     5.47
                           2025             6.71     5.88              6.32     5.71             5.78     5.41
                           2030             6.58     5.78              6.23     5.62             5.73     5.35

         85                2005             10.68    9.65              8.52     8.14             6.73     6.64
                           2010             10.45    9.41              8.44     8.04             6.72     6.62
                           2015             10.22    9.19              8.36     7.93             6.70     6.59
                           2020             10.00    8.98              8.27     7.83             6.68     6.57
                           2025             9.79     8.78              8.19     7.74             6.67     6.54
                           2030             9.60     8.59              8.11     7.64             6.65     6.52

The table above is based on the "1983 Individual Annuitant Mortality Table A" at 3.00% with 100% Projection Scale G. Settlement Rates for any year, age, or any combination of year, age and sex not shown above, will be calculated on the same basis as those rates shown in the table above. We will furnish such rates upon request.

Supplemental Contract

If a payment option is requested, we will prepare an agreement stating the terms under which payments will be made. The agreement will include statements about withdrawal value, if any, and to whom remaining proceeds will be paid if the payee dies.

Beneficiary Request of Payment Option

After the last surviving insured's death but before any proceeds are paid, the beneficiary may select a payment option by written request to us. You may provide, however, that the beneficiary will not be permitted to change the payment option you have selected.

Excess Interest Earnings

On each anniversary of the settlement date, we will determine excess interest, if any, on payment option deposits. Any such excess interest will be paid under Option A or B.

                         Four Year Term Insurance Rider


In consideration of the application for this rider and the payment of the cost of insurance, this rider is made a part of the policy. This Rider is subject to all policy terms and provisions unless this rider changes them.

Definition of Insureds

The persons whose lives are insured by the policy

Amount of Insurance

The amount of insurance provided by this rider as shown under Policy Data.

Rider Benefits

If we receive proof satisfactory to us that the last surviving insured died during the first four policy years and while this rider is in force, we will pay the amount of insurance as shown under Policy Data for this rider to the beneficiary. The beneficiary is named in the application for the policy.

Monthly Deduction Cost for the Rider

While this rider is in force, a monthly deduction for the cost of the rider is taken from the policy value. The amount of the deduction is this rider's amount of insurance, as shown under Policy Data, divided by 1,000 times the monthly cost of insurance rate. The monthly cost of insurance rate is the annual cost of insurance rate described below divided by 12.

Cost of Insurance Rate

The cost of insurance rate is the rate applied to this rider's amount of insurance to determine the monthly deduction. It is based on each insured's sex, insurance age, risk classification and the number of years the policy has been in force.

We may change the cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as each of the insureds. We will determine cost of insurance rates based on our expectations as to future mortality experience. The cost of insurance rates will not exceed the Guaranteed Maximum Annual Cost of Insurance Rates shown under Policy Data. These rates are based on the 1980 Commissioner's Standard Ordinary Smoker or Non-Smoker Mortality Tables, Age Last Birthday.

Changing the Amount of Insurance

While this rider is in force you may decrease this rider's amount of insurance once per year by written request. Such request may only be made after the first policy year and is subject to the following: The decrease in the face amount will be effective on the monthly date on or next following our receipt of your written request. The amount of insurance the remains in force after a requested decrease may not be less than $50,000.

Affects of Policy Changes

If the policy's specified amount is reduced for any reason we will reduce this rider's amount of insurance so that it does not exceed the policy's new specified amount multiplied by 1.22 If this rider's amount of insurance is reduced the monthly deduction for the cost of the rider will also be reduced.

Coverage Termination

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or
2.   the Expiration Date as shown under Policy Data; or
3.   the date the policy terminates.

Reinstatement

If the policy and this rider lapsed as provided in the policy's grace period provision, this rider may be reinstated prior to the Expiration Date if:

1.   this rider was in effect when the policy lapsed; and
2.   the policy is reinstated; and
3.   the requirements stated below are met.

In order to reinstate coverage for this rider, you must:
1. provide evidence that both insureds remain insurable, or evidence for the last surviving insured and due proof that the first death occurred before the date of lapse; and
2.   pay a premium sufficient to keep this rider in force for 3 months; and
3.   pay the monthly deductions that were not collected during the grace period.

The effective date of reinstatement will be the monthly date on or next following the date we approve the application for reinstatement.

Misstatement of Age or Sex

If an insured's age or sex has been misstated, the amount payable under this rider upon the last surviving insured" death will be the amount of insurance, if any, that the rider cost for the policy month during which the last surviving insured's death occurred, would have purchased had the cost of benefits provided under the rider been calculated using the rider cost of insurance rates for the correct age or sex.

Incontestable Provision

The incontestable provision of the policy also applies to the rider.

Suicide Exclusion

The suicide exclusion provision of the policy also applies to the rider.

Effective Date

The effective Date of this rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS Life Insurance Company



Secretary

                            Policy Split Option Rider

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

Rider Benefit

While this rider is in effect, this policy may be exchanged without evidence of insurability for two individuals permanent plans of life insurance we are then issuing, one on each of the insureds, upon the occurrence of one of the following:

1. a final divorce decree with respect to the marriage of the insureds is issued by a court of competent jurisdiction in the United States;
2. the Federal Estate Tax law is changed resulting in removal of the unlimited martial deduction or reduces by at least 50% the level of the estate taxes payable on death;
3.   there is a dissolution of a business conducted or owned by the insureds; or
4.   there is the dissolution of a business partnership between the insureds.

Conditions for an Exchange

The following conditions must be met in order to make the exchange:

1.   Both insureds must be living on the exchange date; and

2. You must request the exchange in writing within one year of the first enactment date of the Federal Estate Tax law change described above, if applicable; and

3. You must request the exchange in writing no sooner than 180 days after and no later than one year after the final divorce decree, if applicable. You must provide us with a copy of the final divorce decree within this same time period; and

4.   You  must  request  the  exchange  in  writing   within  180  days  of  the
     dissolutionment of a business or partnership and provide satisfactory evidence that the event has occurred; and

5. The owner of each new policy will be the owner of this policy unless otherwise specified in the applications and must have an insurable interest in the insured. If this policy is assigned, the assignee must consent to exchange; and

6.   The policy must be in force on the exchange date; and

7. We must receive payment of the first premium for each new policy on or before the Policy Date of each new policy.

Effective Date of New Policies

The new policies will become effective on the date we receive your written request at our Home Office.

The New Policy

The initial death benefit of each new policy will be equal to one half of the death benefit of this policy less one half of any indebtedness on this policy on the date of the exchange. One half of the policy value of this policy minus one half of any indebtedness on this policy on the date of the exchange will be applied as premium to each new policy. Each new policy must be an individual permanent plan of life insurance we are then issuing. The new policy will be issued using the rates then in effect, the insured's attained insurance age, and the same risk classification as this policy.

New Policies Cancelled Under Free-Look Provision

If you return either of the new policies under a free-look or right to examine this policy provision, we will refund for each policy returned an amount equal to half of the cash surrender value of this policy plus all additional premiums paid for the new policy.

Termination of Riders

Riders attached to this policy will terminate on the effective date of the policy split option.

Monthly Deduction for the Cost of this Rider

While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy's value. The amount of the monthly deduction is the monthly cost of insurance for this rider, shown in Policy Data.

Policy Changes Affecting This Rider

If the policy's specified amount, or survivor term insurance rider face amount, if applicable, is changed for any reason, this rider's monthly deduction will also be changed.

Incontestability

The incontestable provision of the policy also applies to this rider.

Suicide

The suicide exclusion provision of the policy also applies to this rider.

Rider Termination

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or
2.   the Expiration Date as shown under Policy Data; or
3.   the date the policy terminates

Effective Date of  This Rider

The effective date of this rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS Life Insurance Company



Secretary

                              Term Insurance Rider


Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

Rider Insured

Each person whose life is insured by this rider. Each rider insured is shown under Policy Data. If there is more than one rider insured, the provisions of this rider will apply individually as to each rider insured.

Face Amount

The amount of the death benefit provided by this rider. The face amount for each rider insured is shown under Policy Data.

Benefit of This Rider

If we receive proof satisfactory to us that the rider insured died while this rider was in force, we will pay a death benefit to the beneficiary of this rider. The death benefit will be the face amount of this rider in force as of the date of death of the rider insured.

The beneficiary is named in the application for this rider unless changed as provided below.

Subject to the terms of the policy, the face amount payable by this rider to the beneficiary may be applied under one of the payment options shown in the policy.

Changing the Beneficiary of This Rider

You may change a named beneficiary by satisfactory written request to us provided:

1.   the base policy is in force; and

2.   this rider is in force; and

3.   the rider insured is alive.

Once the change is recorded by us, it will take effect as of the date it is signed subject to any action taken or payment made by us before the recording.

When you name, add, or change a beneficiary, we will assume that it applies to the base policy unless you tell us that it applies to this rider.

Monthly Deduction for the Cost of This Rider

While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy's value for each rider insured. The amount of the deduction is this rider's face amount for each rider insured, as shown under Policy Data, divided by 1,000 times the monthly cost of insurance rate.

Monthly Cost of Insurance Rate

The cost of insurance rate is the rate applied to this rider's face amount of insurance to determine the monthly deduction. It is based on each insured's sex, insurance age, risk classification and the number of years the policy has been in force.

We may change the cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as each of the rider insureds. We will determine the cost of insurance rates based on our expectations as to future mortality experience. The cost of insurance rates will not exceed the Guaranteed Maximum Monthly Cost of Insurance Rates shown under Policy Data. The Guaranteed Maximum Monthly Cost of Insurance Rates are based on the CSO Mortality Tables as shown under Policy Data.

Changing the Rider Face Amount of Insurance

While this rider is in force you may decrease this rider's face amount of insurance once per policy year by written request. Such request may only be made after the first policy year and is subject to the following:

The decrease in the face amount will be effective on the monthly date or next following our receipt of your written request. The amount of insurance that remains in force after a requested decrease may not be less than $25,000.

Converting Coverage Under This Rider to a New Policy

After the first year of coverage, you may convert such coverage on the life of the rider insured to one of our permanent life insurance policies we are then issuing. No evidence of insurability will be required. Coverage, however, may be converted only:

1.   if the rider insured is alive;

2. while this rider is in force with respect to the rider insured; 3. before the rider insured's attained insurance age 75; and

4. while the base policy is in force or within 31 days after the last surviving insured's death.

Applications must be made by written request. During your lifetime only you may apply for conversion. If you are the rider insured, then you will have 31 days after the death of the insured to apply for conversion.

The New Policy

The amount of the new policy may be for an amount up to the face amount of this rider in force at the time of conversion. The new policy date will be the 15th of the month on or next following the date that we received your request or another date agreed to by us. The new policy must be one of our permanent life insurance policies we are then issuing. The new policy will be in the same risk class as this rider.

Rider Termination

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or

2.   the date the policy terminates due to other than the insured's death; or

3. 31 days after the insured's death. During these 31 days we will not charge you for coverage under this rider;

4.   the date of conversion of coverage as provided in this rider;

5.   the rider insured's attained insurance age 100 anniversary; or

6.   the youngest insured's attained insurance age 100.

Rider Reinstatement

If the policy and this rider lapsed in the policy's grace period provision, this rider may be reinstated within 5 years of the date of lapse if:

1.   this rider was in effect when the policy lapsed; and

2.   the policy is reinstated; and

3.   the requirements stated below are met.

In order to reinstate coverage for this rider, we will require:

1.   you to furnish satisfactory evidence of insurability for the rider insured;
     and

2.   pay a premium sufficient to keep this rider in force for 3 months.

The effective date of reinstatement will be the monthly date on or next following the date we approve the application for reinstatement. We will have two years from the effective date of reinstatement during the rider insured's lifetime to contest the truth of statements or representations in the reinstatement application.

Misstatement of Age or Sex

In the event the age or sex of the rider insured has been misstated any amount payable under this rider will be the amount of insurance if any, that the rider cost for the policy month during which such death occurred, would have purchased has the cost of the benefit provided under the rider has been calculated using the rider cost of insurance rates for the correct age and sex.

Incontestability

After coverage with respect to the rider insured has been in force during the rider insured's lifetime for two years from its effective date, we cannot contest the coverage.

Suicide Exclusion

Suicide by the rider insured, whether sane or insane, within two years (one year in Colorado and North Dakota) from the effective date of coverage is not covered. In this event, our liability under this rider will be limited to the total of the monthly deductions taken for the rider insured's coverage.

Rider Effective Date

The effective date of this rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS Life Insurance Company



Secretary

                          Survivor Term Insurance Rider

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

Insureds

The persons whose lives are insured by the policy and this rider. The insured are shown under Policy Data.

Face Amount

The amount of the death benefit provided by this rider. The face amount provided by this rider is shown under Policy Data.

Benefit of This Rider

If we receive proof satisfactory to us that the last surviving insured died while this rider was in force, we will pay a death benefit to the beneficiary of the policy. The death benefit will be the face amount of this rider in force as of the date of death of the last surviving insured.

The beneficiary is named in the application for the policy.

Subject to the terms of the policy, the face amount payable by this rider to the beneficiary may be applied under one of the payment options shown in the policy.

Monthly Deduction for the Cost of This Rider

While this rider is in force, a monthly deduction for the cost of the rider is taken from the policy's value. The amount of the deduction is this rider's face amount, as shown under Policy Data, divided by 1,000 times the monthly cost of insurance rate.

The monthly cost of insurance rate is the annual cost of insurance rate described below divided by 12.

Annual Cost of Insurance Rate

The cost of insurance rate is the rate applied to this rider's face amount of insurance to determine the monthly deduction. It is based on each insured's sex, insurance age, risk classification and the number of years the policy has been in force.

We may change the cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as each of the insureds. We will determine cost of insurance rates based on our expectations as to future mortality experience. The cost of insurance rates will not exceed the Guaranteed Maximum Annual Cost of Insurance Rates shown under Policy Data. The Guaranteed Maximum Annual Cost of Insurance Rates are based on the CSO Mortality Tables as shown under Policy Data.

Changing This Rider's Face Amount of Insurance

While this rider is in force you may decrease this rider's face amount of insurance once per year by written request. Such request may only be made after the first policy year and is subject to the following:

The decrease in face amount will be effective on the monthly date on or next following our receipt of your written request. The amount of insurance that remains in force after a requested decrease may not be less than $25,000.

Rider Termination

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or
2.   the date the policy terminates; or
3.   the expiration date for this rider as shown under Policy Data.

Rider Reinstatement

If the policy and this rider lapsed as provided in the policy's grace period provision, this rider may be reinstated within 5 years of the date of lapse if:

1.   this rider was in effect when the policy lapsed; and

2.   the policy is reinstated; and

3.   the requirements stated below are met.

In order to reinstate coverage for this rider, we will require:

1.   your written request to reinstate the policy and this rider;

2. evidence that both insureds remain insurable, or evidence for the last surviving insured and due proof that the first death occurred before the date of lapse; and

3.   pay premiums sufficient to keep this rider in force for 3 months; and

4.   pay the monthly deductions that were not collected during the grace period.

The effective date of reinstatement will be the monthly date on or next following date we approve the application for reinstatement.

Misstatement of Age or Sex

If an insured's age or sex has been misstated, the amount payable under this rider upon the last surviving insured's death will be the face amount of insurance, if any, that the rider cost for the policy month during which the last surviving insured's death occurred, would have purchased had the cost of the benefits provided under the rider been calculated using the rider cost of insurance rates for the correct age or sex.

Incontestability

The incontestable provision of the policy also applied to this rider.

Suicide

The suicide exclusion provision of the policy also applies to this rider.

Effective Date of this Rider

The effective date of this rider is the policy date of the policy unless a different date is shown under Policy Data.


IDS Life Insurance Company


Secretary

Flexible Premium Survivorship
Variable Life Insurance Policy

ss.        Death benefit payable at last surviving insured's death.
ss.        Flexible premiums payable as provided herein.
ss.        Death Benefit Guarantees as described herein.
ss.        This policy is nonparticipating.  Dividends are not payable.


IDS Life Insurance Company
70100 AXP Financial Center
Minneapolis, MN 55474